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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the previously filed Registration Statements on Form S-8 (File No. 33-51331) of Frontier Corporation (now know as Global Crossing North America, Inc.) and Form S-8 (File Nos. 333-86693 and 333-94893) of Global Crossing Ltd.


                                                        /S/ ARTHUR ANDERSEN LLP


Rochester, New York
June 28, 2001